UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 20, 2012

Cabot Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5667	04-2271897
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Two Seaport Lane, Suite 1300, Boston, Massachusetts		02210-2019
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-345-0100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 20, 2012, Cabot Corporation (the "Company") and N Beta S.à r.l. (the "Seller"), an affiliate of Doughty Hanson & Co Managers Limited and Euroland Investments B.V., entered into an Agreement (the "Agreement") pursuant to which, subject to the terms and conditions set forth in the Agreement, the Company agreed to purchase from the Seller all of the issued and outstanding share capital of Norit N.V. (the "Target") for a purchase price of $1.1 billion.

The transaction is expected to close by the end of calendar year 2012. Each party’s obligation to complete the transaction is subject to the fulfillment of certain conditions, including (i) expiration or termination of the applicable waiting period under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, (ii) the transaction having been cleared by the German antitrust authority or deemed to be cleared pursuant to the lapse of the applicable waiting period, (iii) Dutch works council consultation and advice, (iv) subject to certain exceptions, the accuracy of the warranties of the other party contained in the Agreement and (v) material performance and compliance of the other party with its agreements and obligations contained in the Agreement. The Agreement is not subject to a financing condition.

Either party may terminate the Agreement if one or more conditions to closing remain unsatisfied at, or become impossible to satisfy before, 120 days after receipt of advice from the Target’s Dutch works council.

The Company expects the acquisition to be financed with approximately $200 million cash on hand and $300 million of borrowings under the Company’s existing revolving credit facility. In addition, the Company plans to issue approximately $600 million of long-term debt prior to the closing of the transaction.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on June 21, 2012 regarding the matters described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The foregoing information (including the exhibit hereto) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 Press release issued by the Company on June 21, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cabot Corporation

June 21, 2012	By:	Brian A. Berube

Name: Brian A. Berube
Title: Senior Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press release issued by the Company on June 21, 2012